                                                              EXHIBIT 10.1(k)(1)

                                  [LETTERHEAD]

                                      Date

Name
Address
Address

      Re: Amendment to Change of Control Employment and Severance Agreement

Dear ____________________:

            As you know, effective as of November 6, 2000, the Board of Directors approved a change in the name of the corporation, subject to shareholder approval at the Annual Meeting of Shareholders in or about April 2001. Once shareholder approval is obtained Universal Foods Corporation (the "Corporation") will officially become Sensient Technologies Corporation. In anticipation of such approval, the Corporation will begin to do business as Sensient Technologies Corporation. In addition, the Corporation has changed its fiscal year from the 12-month period beginning on October 1st, to the twelve-month period beginning on January 1st. We would like to update your Chance of Control Employment and Severance Agreement, to reflect the name change and the change in the Corporation's fiscal year. To that end, please review the following, sign and return a copy of this letter to: ___________________________ __________________________________ by no later than:___________________.

            The Change of Control Employment and Severance Agreement entered into 1w and between Universal Foods Corporation, and [NAME] dated as of [DATE] is amended as follows:

            1. The reference to "Universal Foods Corporation" in the introductory paragraph is replaced with "Universal Foods Corporation d/b/a Sensient Technologies Corporation, and effective upon shareholder approval, to be known as Sensient Technologies Corporation".

            2. Subparagraph (ii) of paragraph (b) of Section 4. Annual Bonus., is amended to read as follows:

                        "(ii) Annual Bonus. In addition to Annual Base Salary,
                  the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the Executive's highest bonus under the Company's [APPLICABLE PLAN NAME], or any comparable bonus under any predecessor or successor plan, for the last three full fiscal years prior to the Effective Date (annualized in the event that the Executive was not employed by the Company for the whole such fiscal year or in the event of a short fiscal year consisting of less than twelve full months) (the "Recent Annual

                   Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month following the close of the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus."


                                  UNIVERSAL FOODS CORPORATION
                                  d/b/a SENSIENT TECHNOLOGIES CORPORATION

                                  By: __________________________________________
                                      Chairman & Chief Executive Officer


                                  EXECUTIVE

                                  ______________________________________________
                                  (Signature and Date)